UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2016

UNILIFE CORPORATION

(Exact name of Registrant as Specified in Charter)

Delaware	001-34540	27-1049354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Cross Farm Lane, York, Pennsylvania	17406
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 384-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

Internal Investigation

Unilife Corporation (the “Company”) announced an investigation on May 8, 2016, into violations of company policies and procedures and possible violations of law and regulation by the Company’s former CEO, Alan Shortall, and its former Chairman, Jim Bosnjak. The Company’s Board of Directors established a Special Committee to oversee the investigation. Independent counsel conducted the investigation with the assistance of an advisory firm with forensic accounting expertise. The investigation is substantially complete and as a result of the investigation, the Company has determined the following, stated in summary form:

1) Personal Mortgage Correspondence

•	In 2015, Mr. Shortall and Mr. Bosnjak, without authorization from or knowledge of the Company or its Board, caused to be transmitted to a mortgage broker for Mr. Shortall correspondence that contained inaccurate statements about the Company’s financial support for Mr. Shortall’s purchase of and relocation to a new home.

The investigation into the matters described in this Section 1 did not identify any financial loss to the Company and the Company has corrected the inaccurate statements to the mortgage broker.

2) Shortall Fund Transfers

•	Mr. Shortall deposited $2,264,475 of his own funds into the Company’s bank account on June 29, 2015 and then, caused the Company to disburse from those funds $1,351,553 to third-parties to complete Mr. Shortall’s purchase of his new home on July 23, 2015, and the remainder back to himself on July 28, 2015. The receipt of $2,264,475 was not reflected in the Company’s relevant financial statements or related party disclosures.

•	In addition, during the last four completed fiscal years, under Mr. Shortall’s direction, the Company accepted checks and in certain instances wires, from Mr. Shortall in the aggregate amount of approximately $340,000 and disbursed the same amount of funds to Mr. Shortall or his designees but did not deposit such checks, or receive such wires from Mr. Shortall until five days to thirty-six days after the Company’s disbursement of the funds. The Company believes such transactions constitute loans from the Company to Mr. Shortall. In addition, Mr. Shortall wired funds and provided personal checks to the Company in the aggregate amount of approximately $253,000, not including the $2,264,475 discussed above, which wires and checks the Company received and deposited, as applicable, prior to or within a day of the Company disbursing the same amounts to Mr. Shortall. None of the transfers noted in this paragraph were reflected in the Company’s related party disclosures.

The investigation into the matters described in this Section 2 did not identify any financial loss to the Company.

3) Bosnjak Payments to Mr. Shortall

•	Mr. Shortall and Mr. Bosnjak failed to disclose to the Company $170,000 in personal payments during 2011 from Mr. Bosnjak to Mr. Shortall which payments did not involve Company funds, and also failed to disclose that, during the period from 2010 to Mr. Bosnjak’s resignation, Mr. Shortall, for reasons that the Company has been unable to determine, expected to be paid or loaned substantial amounts of money by Mr. Bosnjak.

The investigation into the matters described in this Section 3 did not involve Company funds and did not identify any financial loss to the Company.

4) Bosnjak Loan Payments and Unrepaid Personal Expenses

•	Between July 2014 and July 2015, Mr. Shortall caused approximately $62,000 in Company funds to be transmitted to a third-party, which fund transmittals the Company believes were made for the purpose of satisfying certain of Mr. Bosnjak’s commitments to pay interest to such third-party on a loan secured by some of Mr. Bosnjak’s shares of Company stock. The Company believes such fund transmittals constitute loans from the Company to Mr. Bosnjak, and the Company is evaluating potential actions to recover these funds.

•	From fiscal 2013 through fiscal 2016, Mr. Shortall caused the Company to pay for personal expenses, approximately $88,000 of which the Company was not repaid. The Company believes such unrepaid personal expenses constitute loans from the Company to Mr. Shortall, and the Company has demanded repayment of such personal expenses.

These transactions described in Section 4 were not reflected in the Company’s related party disclosures.

Other than as described in Section 4, to date, the investigation has not identified any financial loss to the Company.

The Company is evaluating claims it may have arising from matters identified by the investigation as well as any additional actions it may determine to pursue with respect to these claims. With respect to the amounts set forth in Section 4, because collection of such amounts is uncertain, the Company has concluded that such amounts were recorded appropriately in the Company’s financial statements in the applicable periods as Selling, General and Administrative Expense.

The Company no longer has any business relationship with Mr. Shortall or Mr. Bosnjak. In addition, as a result of findings from the investigation, the Company’s Senior Vice President, Controller, Treasurer and Chief Accounting Officer, Dennis Pyers, has been removed from his positions and appointed as the Company’s Senior Advisor, Special Projects.

Advanced Withholding Payments

In March 2016, July 2015 and December 2014 in connection with the vesting of restricted shares of Company common stock, the Company paid associated withholding taxes on behalf of three executive officers, its Vice President of Quality and Regulatory Affairs and Chief Compliance

Officer, its Senior Vice President and Chief Commercial Officer and its former President and Chief Operating Officer, in an aggregate amount of approximately $240,000 prior to being reimbursed by such executive officers. With the exception of one $400 underpayment which the Company is in the process of collecting, such executive officers repaid the Company in full within a range of 18 to 120 days from the date of the withholding payment. The Company believes such advances constituted loans. The December 2014 delayed repayment was appropriately reflected as a receivable in the Company’s financial statements as of December 31, 2014 but was not reflected in the Company’s related party disclosures. The July 2015 delayed repayments were paid prior to September 30, 2015, however, they were not reflected as related party disclosures. The March 2016 delayed repayments will be appropriately reflected as a receivable in the Company’s financial statements as of March 31, 2016 and June 30, 2016 and will also be disclosed as related party transactions.

Potential Impact of these Matters on the Company

The Company is continuing to evaluate the potential impact of the matters described above, including on financial reporting and internal controls over financial reporting, related to previously-issued financial statements, current interim financial information and management’s certifications. Moreover, management has determined that there are material internal control weaknesses. Management continues to evaluate the nature and extent of these material internal control weaknesses and, in the meantime, has commenced a remediation process with the assistance of a third party internal audit provider. However, at this time, the Company expects to amend the following:

•	The Form 10-K for the fiscal year ended June 30, 2015 to:

•	amend the fiscal 2015 consolidated financial statements to correct the immaterial errors identified as a result of the investigation, specifically to record the related party restricted cash balance of $2,264,474 and same amount as due to a related party on the balance sheet and operating section of the Company’s statement of cash flows and to expand the related party disclosures related to the matters discussed above.

•	amend management’s assessment of internal controls in Item 9A to state that internal controls over financial reporting were not effective as of June 30, 2015, disclose the material weaknesses in internal controls over financial reporting, and discuss the Company’s remediation plan.

•	The Forms 10-Q for the quarters ended September 30, 2015 and December 31, 2015 to:

•	amend the statements of cash flows to reflect the repayment of the amount due to a related party and the corresponding reduction of restricted cash in the operating section of the statement of cash flows and to expand the related party disclosures related to the matters discussed above.

•	disclose the material weaknesses in internal controls over financial reporting and discuss the Company’s remediation plan.

The Company will also update its disclosures in connection with findings from the internal investigation in all of the above referenced filings with the U.S. Securities and Exchange Commission (“SEC”). It is likely that the Company will file these amended filings and the Company’s Form 10-Q for the fiscal quarter ended March 31, 2016 with the SEC when it files its Form 10-K for fiscal year 2016.

The matters disclosed herein could subject the Company (or persons it is required to indemnify) to possible criminal, civil or administrative sanctions, penalties, or investigations, in addition to potential private securities and other litigation. In this regard, regulatory authorities may consider that the loans described above under “Internal Investigation” in Sections 2 and 4 and under “Advanced Withholding Payments” constitute prohibited Company loans to executive officers and directors in violation of Section 402 of the Sarbanes-Oxley Act of 2002, which prohibits personal loans to a director or executive officer of a public company. In addition, Nasdaq may consider that certain of the matters disclosed herein constitute violations of the Nasdaq director independence rules, which could negatively impact the Company’s ability to regain compliance with the Nasdaq listing requirements and our ability to remain listed on the Nasdaq Global Market. The Company is unable at this time to predict the timing or outcome of pending lawsuits or similar lawsuits that may be filed in relation to the matters discussed herein or to predict what action regulatory authorities may take, if any, in relation to these matters, or the impact, if any, of the foregoing on the Company’s business, operations, cash flows and/or financial condition. The Company believes it has meritorious defenses to the allegations made in existing lawsuits and intends to defend itself vigorously against them. The Company has corrected the inaccurate statements to the mortgage broker, has reported these matters to the SEC and Nasdaq, and the Company continues to cooperate fully with the SEC with respect to the SEC’s ongoing investigation. The SEC or other external parties could request further documents and information from the Company.

Press Release

On the Effective Date, the Company issued a press release announcing, among other things, the information described in this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release, dated July 28, 2016.

Forward-Looking Statements

This report contains forward-looking statements. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to our management. Our management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described in “Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K, those described in the “Risk Factors” set forth in our prospectus supplement, dated as of and filed with the U.S. Securities and Exchange Commission on February 22, 2016, those described from time to time in other reports which we file with SEC, and other risks and uncertainties including, without limitation: the developments disclosed in this report; the definitive findings of the internal investigation and whether any additional issues are identified; negative reactions from the Company’s creditors, stockholders, strategic partners or customers to the findings of the internal investigation; the Company’s ability to comply with or obtain waivers under the Company’s debt instruments; the potential that the Company will be required to amend its previous public filings with the SEC and/or restate its previously issued financial statements and the impact and result of any such amendments and/or restatements; the existence of material weaknesses in internal controls over financial reporting and the timing and expense of any necessary remediation of control deficiencies; the impact and result of any litigation or regulatory inquiries or investigations related to the findings of the internal investigation; the potential inability of the Company to regain compliance with the Nasdaq listing requirements; and the financial impact to the Company as a result of the foregoing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Unilife Corporation

Date: July 28, 2016	By:	/s/ John Ryan
		Name:	John Ryan
		Title:	President and Chief Executive Officer